Exhibit 99.1

FOR IMMEDIATE RELEASE

Qualcomm Contacts:

Pete Lancia, Corporate Communications

Phone: 1-858-845-5959

Email: corpcomm@qualcomm.com

John Sinnott, Investor Relations

Phone: 1-858-658-5431

Email: ir@qualcomm.com

Qualcomm Director Paul Jacobs Will Not Be Re-Nominated to Qualcomm Board

SAN DIEGO, CA — March 16, 2018 — Qualcomm Incorporated (NASDAQ: QCOM) today announced that Dr. Paul Jacobs will not be re-nominated to the Qualcomm Board of Directors at Qualcomm’s Annual Meeting of Stockholders on March 23, 2018. The Board reached that decision following his notification to the Board that he has decided to explore the possibility of making a proposal to acquire Qualcomm. The Board will consist of 10 directors effective as of the holding of the annual meeting.

Following the withdrawal of Broadcom’s takeover proposal, Qualcomm is focused on executing its business plan and maximizing value for shareholders as an independent company. There can be no assurance that Dr. Jacobs can or will make a proposal, but, if he does, the Board will of course evaluate it consistent with its fiduciary duties to shareholders.

Dr. Jacobs has been a valued employee and director of Qualcomm since 1990, rising to the level of Chief Executive Officer and Chairman of the Board, and he has been one of the great innovators in our industry.  The Board is grateful to Dr. Jacobs for his decades of service and for the commitment, experience and vision he has brought to that service.  The Board thanks him for his many contributions to Qualcomm.

About Qualcomm

Qualcomm invents breakthrough technologies that transform how the world connects and communicates. When we connected the phone to the Internet, the mobile revolution was born. Today, our inventions are the foundation for life-changing products, experiences, and industries. As we lead the world to 5G, we envision this next big change in cellular technology spurring a new era of intelligent, connected devices and enabling new opportunities in connected cars, remote delivery of health care services, and the IoT — including smart cities, smart homes, and wearables. Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, all of our engineering, research and development functions, and all of our products and services businesses, including, the QCT semiconductor business. For more information, visit Qualcomm’s website, OnQ blog, Twitter and Facebook pages.

ADDITIONAL INFORMATION

Qualcomm has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION REGARDING THE WHITE PROXY CARD

Qualcomm does not intend to circulate an updated WHITE proxy card as a result of the removal of Dr. Paul Jacobs from the list of nominees for election at the 2018 Annual Meeting.  The persons named as proxies in the WHITE proxy card will vote the relevant shares of Qualcomm common stock as indicated on such proxy card with respect to each of the remaining nominees of the Qualcomm Board of Directors (“Qualcomm Nominees”).  However, no votes will be cast for Dr. Jacobs.  If any WHITE proxy card is submitted with no voting instructions, the relevant shares will be voted “FOR” each of the remaining Qualcomm Nominees and no votes will be cast for Dr. Jacobs.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Additionally, statements regarding operating results for future years, growth in operating results and the factors contributing to future operating results; the resolution of licensing disputes and the impact and timing thereof; expected market, industry, geographic and organic growth and trends; future serviceable addressable market size and growth; anticipated contributions from and growth in new opportunities; benefits from planned cost reductions; technology and product leadership and trends; Qualcomm’s positioning to benefit from any of the above; potential benefits and upside to Qualcomm’s shareholders related to any of the above; and the regulatory process and regulatory uncertainty are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.